Exhibit 10.5
PENN MILLERS STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT FOR
INCENTIVE STOCK OPTION

BETWEEN
PENN MILLERS HOLDING CORPORATION
AND

(the Optionholder)
Date of Award:
Number of Shares:
Exercise Price:
Option Expiration Date:

INCENTIVE STOCK OPTION AGREEMENT
Number of shares subject to option: ______ shares (the “Option”).
This Agreement dated ______ , 2009, between Penn Millers Holding Corporation (the “Corporation”) and __________________ (the “Optionholder”).
WITNESSETH:
1. Award of Option
Pursuant to the provisions of the Penn Millers Stock Incentive Plan (the “Plan”) the Corporation hereby awards to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation all or any part of an aggregate of ______ shares of common stock (par value $0.01 per share) of the Corporation (“Common Stock”) at the exercise price of $  per share; such option to be exercised as hereinafter provided.
2. Terms and Conditions
It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:
(a)	Expiration Date. Subject to the provisions of Paragraph 2(d) hereof, the Option awarded hereby shall expire on ______ [7 years from the date of grant].

(b)	Exercise of Option. Except as may be provided below, no part of this Option may be exercised until the Optionholder has remained in the continuous employ of the Corporation or of a Subsidiary for the following periods after the date hereof:

	% of Shares	Number of
Vesting Date	Vesting	Shares Vesting

	(20.0%) -	______ shares
	(20.0%) -	______ shares
	(20.0%) -	______ shares
	(20.0%) -	______ shares
	(20.0%) -	______ shares
This Option may be exercised in whole at any time, or from time to time in part, to the extent vested, prior to the expiration date specified in Paragraph 2(a) hereof. Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the Option is being exercised. Notwithstanding the foregoing:
(1)	upon the occurrence of a Change in Control, all unvested Options then held by the Optionholder shall vest and become immediately excisable;

(2)	if the Optionholder’s employment with the Corporation or a Subsidiary terminates due to death or Disability on or after the date in which the Optionholder (A) reaches age 55 or (B) has completed 10 years of service with the Corporation or a Subsidiary (including a predecessor of the Corporation or a Subsidiary), unvested Options then held by the Optionholder shall vest and become immediately exercisable on a pro-rata basis based on the number of full months that the Optionholder worked at the Corporation or a Subsidiary during the period beginning on the day after the most recent vesting date set forth in Section 2(b) and ending on the next scheduled vesting date set forth in Section 2(b); and

(3)	if the Optionholder’s employment with the Corporation or a Subsidiary terminates (other than for death, Disability, or by reason of a Termination or Dismissal for Cause) on or after the Optionholder reaches age 65, unvested Options then held by the Optionholder shall vest and become immediately exercisable on a pro-rata basis based on the number of full months that the Optionholder worked at the Corporation or a Subsidiary during the period beginning on the day after the most recent vesting date set forth in Section 2(b) and ending on the next scheduled vesting date set forth in Section 2(b).
(c)	Payment of Exercise Price Upon Exercise. At the time of any exercise, the exercise price of the shares as to which this Option may be exercised shall be paid in cash or, subject to the conditions and limitations described in the Plan, by one of the methods of payment set forth in the Plan for the exercise of an incentive stock option.

(d)	Exercise Upon Death, Being Disabled, or Other Termination of Employment.
(1)	In the event of the termination of the Optionholder’s employment as an employee of the Corporation or of a Subsidiary by reason of death or Disability, this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, in whole at any time, or from time to time in part, within one year after the Optionholder’s death or permanent and total disability, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(2)	If the Corporation or a Subsidiary terminates the employment of the Optionholder (other than if the termination is a Termination or Dismissal for Cause), this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment, in whole at any time, or from time to time in part, within three months after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(3)	If the Optionholder’s employment with the Corporation or a Subsidiary is voluntarily terminated by the Optionholder, then the option shall lapse on the date of such termination of employment; provided, however, that if the Optionholder (A) terminates for “Good Reason” (as such term is defined in an employment or similar agreement applicable to the Optionholder) following a Change in Control or (B) terminates on or after reaching age 65, this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment, in whole at any time, or from time to time in part, within three months after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(4)	Notwithstanding anything herein to the contrary, if the Optionholder’s employment termination of employment is a Termination or Dismissal for Cause, all rights to exercise this Option shall lapse on the date of such termination of employment.
(e)	Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this Option shall be exercisable only by the Optionholder.

(f)	Adjustments. In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split, or reverse stock split, then the shares of Common Stock then subject to this Option and the exercise price thereof shall be increased, decreased, or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of the Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment to the terms of this Option, then such adjustment shall be made in accordance with such determination. Any adjustment so made shall be final and binding upon the Optionholder.

(g)	No Rights as Shareholder. The Optionholder shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance of a certificate or certificates for such shares.

(h)	No Right To Continued Employment. This Option shall not confer upon the Optionholder any right to continue in the employ of the Corporation or any Subsidiary, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the Optionholder’s employment at any time and for any reason.

(i)	Compliance with Law and Regulations. This Option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

(j)	Harmful Activity. Notwithstanding anything in this Agreement to the contrary, if the Optionholder shall engage in any “harmful activity” while employed by the Corporation or a Subsidiary or during the six-month period thereafter, then (i) this Option, to the extent then unexercised and whether vested or unvested, shall immediately be forfeited and canceled and (ii) any Profits realized upon the exercise of this Option shall inure to the Corporation. If any Profits realized upon the exercise of this Option inure to the benefit of the Corporation in accordance with this Section, the Optionholder shall pay all such Profits to the Corporation within 30 days after receiving written notice from the Corporation that the Optionholder has engaged in a harmful activity. Consistent with the provisions of the Plan, the determination by the Committee as to whether the Optionholder engaged in “harmful activity” while employed by the Corporation or a Subsidiary or during the six-month period thereafter shall be final and conclusive, unless otherwise determined by a majority of disinterested members of the Board. For purposes of this Section 2(j), “Profits” shall mean, with respect to this Option, the spread between the fair market value of a share of Common Stock on the date of exercise and the exercise price, multiplied by the number of shares exercised under this Option.
A “harmful activity” shall have occurred if the Optionholder shall do any one or more of the following:
(1) Engage in any fraud or intentional misconduct that is a significant contributing factor to the Corporation having to restate all or a portion of its financial statement(s).
(2) Engage in activities that would constitute grounds for the Corporation or a Subsidiary to terminate the Optionholder’s employment by reason of a Termination or Dismissal for Cause (as defined in the Plan) or for Cause (as defined in an applicable employment agreement between the Optionholder and the Corporation and/or a Subsidiary), whether or not the Optionholder is employed at the time the Optionholder engages in such activities.
(3) Solicit or hire any employees of the Corporation or a Subsidiary or induce any of such employees to terminate their employment relationship with the Corporation or a Subsidiary.
(4) Solicit, induce, or attempt to solicit or induce any customer, supplier, or other entity doing business with the Corporation of a Subsidiary to cease doing business with the Corporation or a Subsidiary or, in the case of a customer, to place agribusiness insurance, as that term is commonly understood in the industry, with any competitor of the Corporation or a Subsidiary. For purposes of the foregoing provision, the term “customer” shall mean a business that the Corporation or a Subsidiary insures on the date that the Optionholder’s employment terminates (or has insured during the previous twelve months) and a broker who has placed business with the Corporation or a Subsidiary on the date that the Optionholder’s employment terminates but only with respect to those clients of the broker for which the broker has placed business with the Corporation or a Subsidiary in the 12-month period preceding the date that the Optionholder’s employment terminates.

(5) Directly or indirectly, own, manage, operate, render services for (as a consultant or an advisor), or accept any employment with (i) Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company, or Westfield Insurance Company, or any of their successors in interest or (ii) the agribusiness insurance business of any other insurance company whose business has, or could reasonably be expected to have, a material adverse effect on the Corporation’s or a Subsidiary’s business insurance business.
(6) Directly or indirectly, own, manage, operate, render services for (as a consultant or an adviser), or accept any employment with, within a 50-mile radius of Wilkes-Barre, Pennsylvania, any other property and casualty insurance or reinsurance line of business to the extent that such ownership, management, operating, rendering of services, or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on the Corporation’s or a Subsidiary’s business insurance business.
(7) For any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Corporation or a Subsidiary, including, without limiting the generality of the foregoing, any customer lists or other customer identifying information, the techniques, methods or systems of the Corporation’s or a Subsidiary’s operations or management, any information regarding their respective financial matters, or any other material information concerning the business of the Corporation or a Subsidiary, their manner of operation, plan, or other material data. The provisions of this subsection shall not apply to (i) information that is public knowledge other than as result of Optionholder’s authorized disclosure; (ii) information disseminated by the Corporation or a Subsidiary to third parties in the ordinary course of business; (iii) information lawfully received by the Optionholder from a third party who, based upon inquiry by the Optionholder, is not bound by a confidential relationship to the Corporation or a Subsidiary; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Optionholder.
3. Investment Representation
The Corporation may require the Optionholder to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this Option, an agreement (in such form as the Corporation may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

4. Optionholder Bound by Plan
The Optionholder acknowledges receipt of a copy of the Plan and agrees that this Award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.
5. Withholding of Taxes
The Corporation will require that, as a condition precedent to the exercise of this Option, appropriate arrangements be made for the withholding of any applicable taxes. The obligation of the Optionholder under this paragraph to provide for the payment of withholding taxes may be satisfied, subject to the provisions of Section 7.2 of the Plan, by electing to have the Corporation withhold certain of the shares that would otherwise be issuable pursuant to the exercise of the Option awarded hereby.
6. Notices
Any notice hereunder to the Corporation shall be addressed to it at its office, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, PA 18773-0016; Attention:  __________, (or to such different address as the Corporation may designate in writing) and any notice hereunder to Optionholder shall be addressed to him or her at the most recent address as shown in the employment or stock records of the Corporation.
IN WITNESS WHEREOF, Penn Millers Holding Corporation has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

PENN MILLERS HOLDING CORPORATION		OPTIONHOLDER
By
	Douglas A. Gaudet	(Signature)
President and Chief Executive Officer